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                                                                   EXHIBIT 10.60


                  C3/C4 SATELLITE TRANSPONDER SALES AGREEMENT
                  -------------------------------------------

                             AMENDMENT NUMBER FOUR
                             ---------------------

     This Amendment, made and entered into this 24th day of November, 1992 by and between GE AMERICAN COMMUNICATIONS, INC. ("GE Americom") and INTERNATIONAL FAMILY ENTERTAINMENT, INC. ("Customer"), as successor in interest to The Christian Broadcasting Network, Inc.


                              W I T N E S S E T H

     WHEREAS, GE Americom and Customer are parties to a C3/C4 Satellite Transponder Sales Agreement dated July 7, 1989, as amended by an Amendment Number One and an Amendment Number Two each dated December 15, 1989 and by a letter amendment dated September 30, 1991 (as amended, the "Agreement"); and

     WHEREAS, the parties desire to amend the Agreement further in certain respects;

     NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged by the parties, the parties, intending to be legally bound, hereby agree to amend the Agreement as follows:

     1.   Change all occurrences of the abbreviation "CBN" to "Customer."

     2.   Add a new Paragraph Y to Article 1 as follows:

     Y. "Video Services" means video and related services that are delivered primarily to cable television systems, satellite master antenna television systems, multipoint multichannel distribution systems, "backyard" television receive-only facilities and functionally similar technologies.

     3.   Revise Paragraph A of Article 4 to read as follows:

     Subject to the provisions of Article 5 hereof, (i) title to the Transponder on C-4 shall pass to Customer upon the Commercial Operational Date of the C-4 Satellite and (ii) title to the Transponder on C-3 shall pass to Customer on the later of the Commercial Operational Date of the C-3 Satellite or January 4, 1993, provided in each case that all payments due under this Agreement to GE Americom as of the applicable date have been made, including any interest owing on late payments. If title to a Transponder does not pass to Customer on the date specified in the preceding sentence with respect to such Transponder because of Customer's failure to make all the payments due to GE Americom, including any applicable interest, title shall pass to Customer upon its paying GE Americom all amount then owing,
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     unless this Agreement is earlier terminated by GE Americom pursuant to
     Article 24.C.3. In the event that the Commercial Operational Date of the C-3 Satellite occurs prior to January 4, 1993, Customer shall have the right to use the Transponder on the C-3 satellite at no additional charge during the period from the Commercial Operational Date until January 4, 1993.

     4.   Revise Paragraph B of Article 9 as follows:

     Customer agrees that at least until December 31, 1996 it will (i) use the Transponder on either C-3 or C-4 for the transmission of the primary outbound feed known as "The Family Channel (West)" and (ii) use the other Transponder for (a) the transmission of a primary outbound feed of one of its principal Video Services or (b) a replica of a primary feed of The Family Channel.

     5. Revise Paragraph C of Article 9 by deleting the words "video programming" in the second line thereof and replacing them with the words "Video Services."

     6.   Add a new Paragraph G to Article 9 as follows:

     Each request by Customer for GE Americom's consent to an assignment or transfer pursuant to Article 9.D above shall be in writing and set forth the consideration to be paid by the assignee or transferee for the Transponder or Transponders subject to such proposed assignment or transfer and the other material terms and conditions of such assignment or transfer. In lieu of consenting to the proposed assignment or transfer, GE Americom shall have the option to repurchase the Transponder or Transponders proposed to be transferred for a purchase price equal to that to be paid by the proposed transferee and on the same material terms and conditions. Such option shall be exercisable upon thirty days' prior written notice to Customer, such notice to be given at any time within thirty days after receipt of the written request described in the first sentence of this Paragraph. If the proposed consideration for a transfer is reduced prior to consummation of such transfer, the Transponder(s) shall be offered to GE Americom again at such reduced consideration. Nothing in this Paragraph shall require GE Americom to repurchase a Transponder in order to prevent a transfer to which GE Americom is otherwise entitled to object pursuant to
     Article 9.D.

     7. Renumber Article 27 as Article 28 and insert a new Article 27 as follows:



     ARTICLE 23.  PROGRAMMING CONTENT
     ----------   -------------------

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     A.   Customer agrees that it will not itself use the Transponders, and will not authorize or permit others, including without limitation it successors, subcontractors or transferees, (hereinafter its "Designees") to use the Transponders to transmit unlawful programming of any nature, provided,
                                                                  --------
     however, that Customer shall not be responsible for "pirate" transmissions
     -------
     by parties not authorized by Customer or Customers's Designees to use the Transponders and whose unauthorized use Customer takes prompt and reasonable steps to terminate. Customer and its Designees will not transmit programming containing "sexually explicit conduct" as defined in 18 U.S.C.
     (S) 2256(2) unless the depiction of such conduct in a program is integrally related to and advances the thematic content of the program and such content has serious literary, artistic, political or scientific value.

     B. GE Americom may terminate, prevent or restrict any programming using the Transponders provided hereunder as a means of transmission if such actions (1) are undertaken at the request or by direction of a governmental agency (including the FCC), (2) are taken subsequent to the institution against GE Americom, any legal entity affiliated with GE Americom or any of the officers, directors, agents or employees of GE Americom or its affiliates, of criminal, civil or administrative proceedings or investigations based upon the content of such programming, or (3) are taken subsequent to the institution against Customer, any of its Designees or any of the officers, directors, agents, employees or affiliates of Customer or its Designees, of criminal, civil or administrative proceedings or investigations based upon the content of such programming. Under the circumstances set forth in clause (3) of the preceding sentence, GE Americom shall provide two business days' advance notice to Customer that it intends to take action to terminate, prevent or restrict such programming, in which event Customer or its Designees, as appropriate, may, during the period of notice, either (a) suspend, and agree to continue to suspend, use of the service to transmit any programming which is the subject of the notice, and any programming of a similar nature, until such time as, in the judgment of GE Americom's counsel exercised in good faith, the programming can be resumed without risk, in which event GE Americom will not terminate, prevent or restrict such programming pursuant to clause
     (3) of the preceding sentence so long as Customer and its Designees, as appropriate, remain in compliance with the terms of said agreement and this Article, or (b) obtain injunctive relief against actions by GE Americom to terminate, prevent or restrict such programming.

     C. GE Americom may terminate, prevent or restrict any programming using the Transponders provided hereunder as a means of transmission if, in the judgment of GE Americom's counsel exercised in good faith, (1) such actions are reasonably appropriate to avoid violation of applicable law by GE Americom, any affiliated company, or any of the directors, officers, agents or employees of GE

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     Americom or its affiliated companies; or (2) there is a reasonable risk that criminal, civil or administrative proceedings or investigations based upon the content of such programming will be instituted against GE Americom, any affiliated company, or any of the directors, officers, agents or employees of GE Americom or its affiliated companies; or (3) such programming will expose GE Americom to costs, expenses, liability, damages, fines or other penalties from which GE Americom is not adequately protected by arrangements for compensation, indemnity and insurance provided by Customer. Under the circumstances set forth in the preceding sentence, GEAmericom shall provide two business days' advance notice to Customer that it intends to take action to terminate, prevent or restrict such programming, in which event Customer or its Designees, as appropriate, may, during the period of notice, either (a) suspend, and agree to continue to suspend, use of the service to transmit any programming which is the subject of the notice, and any programming of a similar nature, until such time as, in the judgment of GE Americom's counsel exercised in good faith, the programming can be resumed without risk, in which event GE Americom will not terminate, prevent or restrict such programming pursuant to the preceding sentence so long as Customer and its Designees, as appropriate, remain in compliance with the terms of said agreement and this Article, or
     (b) obtain injunctive relief against actions by GE Americom to terminate, prevent or restrict such programming.

     D. A decision by GE Americom at any time that action to terminate, prevent or restrict programming is or is not warranted shall not operate to, or be deemed to, limit or waive GE Americom's right to take or not take action at another time to terminate, prevent or restrict programming.

     E. In the event any criminal, civil or administrative proceeding or investigation is instituted against GEAmericom, any legal affiliate thereof, or any of the directors, officers, agents or employees of GE Americom or its affiliated companies (the "Indemnified Parties"), based upon the content of any programming which is transmitted using the Transponders provided hereunder, Customer shall indemnify and save harmless the Indemnified Parties from all liabilities and damages of any nature, including without limitation, to the extent permitted by law, any fines or other penalties resulting from or arising out of such proceedings or investigations, and from all reasonable costs and expenses (including attorney fees and expert witness fees) incurred in connection therewith. Except in the case of civil proceedings in which the requested relief consists solely of an award of monetary damages, which shall be governed by the provisions of Article 17.D of this Agreement, GE Americom shall have the right, but not the obligation, to require Customer to conduct the defense of GE Americom in any such proceedings or investigations at the expense of Customer. If GE Americom elects to conduct its own defense in accordance with the preceding sentence, Customer shall nevertheless remain liable for the liabilities, damages, costs and expenses described

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     in the first sentence of this Article 23.E.

     8. Except as amended hereby, the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment Number Four as of the day and year first above written.

                               INTERNATIONAL FAMILY
                               ENTERTAINMENT, INC.

                               By:   /s/ Timothy B. Robertson
                                     -------------------------

                               Name: Timothy B. Robertson
                                     -------------------------
                                     (Typed or Printed Name)

                               Title: President
                                      ------------------------

                               Date:  November 24, 1992
                                      ------------------------



                               GE AMERICAN COMMUNICATIONS, INC.



                               By:    /s/ George Monaster
                                      ------------------------
                                       (Signature)

                               Name:  George Monaster
                                      ------------------------
                                       (Typed or Printed Name)

                               Title:  V.P. Cable Services
                                      -----------------------

                               Date:   Dec. 2, 1992
                                      -----------------------

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